Exhibit 99.1

Bradley Pharmaceuticals, Inc. (NYSE: BDY) was founded in 1985 as a specialty pharmaceutical company marketing to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based on the strategy of Acquire, Enhance and Grow. Bradley Acquires non-strategic brands, Enhances these brands with line extensions and improved formulations and Grows the products through promotion, advertising and selling activities to optimize life cycle management. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in topical therapies for dermatology and podiatry, and Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands.

Important announcement: Daniel Glassman, CEO, will present at the CIBC World Markets’ 15th Annual Healthcare Conference, November 8th at 2:30 PM at the Plaza Hotel in New York City.

To view the Business World Review interview with Daniel Glassman, visit: www.bradpharm.com

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

For Immediate Release	Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS ANNOUNCES
STOCK REPURCHASE PLAN

Fairfield, NJ, November 1, 2004 - Bradley Pharmaceuticals, Inc. (NYSE: BDY) today announced that the Company’s Board of Directors approved a program to repurchase up to $8 million of the Company’s outstanding common stock over the next 24 months. Repurchases are currently subject, however, to a restriction under Bradley’s recently established $125 million credit facility, which limits the aggregate repurchases of stock by the Company to $3 million during the term of the facility, unless waived or amended. Stock repurchases under this program may be made from time to time, on the open market, in block transactions or otherwise, at the discretion of the management of the Company.

In September 2004, the Company’s previously announced program to repurchase up to $4 million of outstanding common stock expired. During September 2004, prior to the program’s expiration, the Company repurchased 20,000 shares at an aggregate cost of $418,077. The Company had repurchased, from that program’s inception in September 2002, a total of 117,713 shares at an aggregate cost of $1,474,102.

Daniel Glassman, President and CEO of Bradley Pharmaceuticals, stated, “This new stock repurchase program emphasizes the Board of Directors’ confidence in the enhanced shareholder value being achieved by the Company.”

Except for historical and factual information, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as earnings estimates, launches of new products, market acceptance of products, and predictions of future financial performance. All forward-looking statements are based on assumptions made by Bradley based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. These statements are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control, including Bradley’s ability to maintain sales and the introduction of new and future competing products, whether branded, or generic, or comparable, effectively purchase or integrate new products into its portfolio or effectively react to other risks described from time to time in Bradley’s SEC filings. Further, Bradley cannot predict the impact on its business of any introduction, or future approvals, of generic or therapeutically equivalent or comparable versions of its products or of other competing products. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.